                                                                    EXHIBIT 4.28
                                                           [English Translation]

             AGREEMENT FOR OUTSOURCING OF OFFICE BUILDING MANAGEMENT

Hanaro Telecom Inc. (hereinafter referred to as "Hanaro") and Hanaro Realty Development & Management Co., Ltd. (hereinafter referred as "Hanaro Realty") hereby enter into this Agreement for Outsourcing of Office Building Management on the following terms and conditions for entrusting the building management works to Hanaro Realty for the efficient management of Hanaro's company buildings.

ARTICLE 1 (BASIC PURPOSE OF COMPANY BUILDINGS MANAGEMENT)

Hanaro Realty shall do its best to achieve the basic objectives of company building management as follows:

1. Building up a pleasant working environment through the appropriate maintenance and management of the company building.

2. Establishing a system to respond promptly and effectively in times of emergency

3.   Securing the resource and support to respond actively to a change in Hanaro

4.   Price saving on building maintenance with the efficient use of resources

ARTICLE 2 (INDICATION OF MANAGEMENT PROPERTY)

1. The subject matters that Hanaro Realty shall manage under this Agreement are the company buildings of Hanaro including No. 1 and No. 2, and the company building that Hanaro purchases in the future and outsources to Hanaro Realty for management, and detailed indication of the company building the subject of Hanaro Realty's management shall be determined separately.

     A. All properties possessed by Hanaro including incidental facilities, machines and tools, and other goods in buildings.

     B. All fixtures and properties possessed by Hanaro supplied to each business site in buildings.

2. In the event that the management is outsourced to Hanaro Realty for the company building that Hanaro additionally purchases following Clause 1, the overall matters including additional indication and service charge of the assets for the outsourced management shall be stipulated and determined by the parties.

3. In the event of Clause 2, the provisions of Article 6 of this Agreement shall be applied with respect to the decision and payment of service charge.

ARTICLE 3 (SCOPE OF OUTSOURCED MANAGEMENT WORKS)

The followings are the matters outsourced for management by Hanaro to Hanaro Realty.

1.   Maintenance and preservation of company building

     A. Operation, protection and repair of various facilities and maintenance and management of relevant facilities

     B.   Cleaning and sanitation management in and out of company buildings

     C.   Safety and security on company building and its surroundings

     D.   Operation and management of structure, landscaping and planting

     E. Energy operation and management of power, water, fuel and other services needed in company building management

     F. Prevention of disasters such as fire service, water prevention and other such matters

2. Other matters specifically requested by Hanaro and determined under "Special Terms of Agreement"

3. On the scope of management following Section 2, Hanaro Realty shall prepare the "Basic Plan for Annual Company Building Management Operation" and shall submit to Hanaro within the time requested. The "Basic Plan for Annual company building management Operation" shall include the following:

     A.   Arranging and managing personnel and work division

     B.   Attendance management of managing persons

     C.   Safety management plan (theft, fire, general safety, etc.)

     D.   Cleaning plan for the inside and outside of company buildings

     E.   Parking management plan

     F.   Security plan

     G. Management and operation plan on specially requested matters of Hanaro including cafeteria, rest room, physical training room, etc.

     H.   Facility management (electricity, machine, etc.) plan

     I.   Matters needed on facility management work

     J.   Matters needed on building management

4. For the matters not specified on the works of Section 1 or Section 2, Hanaro Realty shall prevent the defect of the company building and actively pursue policies needed to improve the work to report to Hanaro and seek advice on the actions to take.

ARTICLE 4 (TERM OF AGREEMENT)

The period of this Agreement shall be from January 1, 2003 to December 31, 2003 and, unless a party notifies of its intention to terminate the Agreement in writing 30 days prior to the expiration of the agreement, it shall be automatically extended for one year thereafter.

ARTICLE 5 (SUBCONTRACTING)

Following the need of company building management, Hanaro Realty may subcontract a third party for some of the management works. In this case, Hanaro Realty shall notify Hanaro within 10 days of entering into the agreement for the details of subcontracting.

ARTICLE 6 (SET-OFF OF SERVICE CHARGE AND PAYMENT)

1. The service charge shall be confirmed after applying the unit price per pyeong on the entire management size, and shall have the unit price and total amount on the "Special Term of Agreement". However, in the event of
     Section 2 of Article 3 excluding the company building management, the total amount and monthly amount are listed.

2. On the service charges for additional outsourced management not included in Clause 1, Hanaro Realty shall apply the unit price per pyeong and present it to Hanaro, and if Hanaro approves it, it shall be included in the service charge and requested.

     However, when there are additional expenses such as repair & maintenance expenses, expandable goods, oil and gas expenses and matters of Clause 2 of
     Article 3 are not included in the unit price per pyeong shall be requested for actual cost after obtaining approval.

3. Pursuant to Clause 1 and Clause 2, Hanaro Realty shall issue the tax statement based on the 15th of the month and request for the monthly service charge, and if Hanaro has no objection to the requested amount of Hanaro Realty, it shall pay the amount within the 20th day of the next month.

4. The expenses required in the temporary consignment work that Hanaro Realty performs under the separate request of Hanaro not included in Clause 1 or Clause 2 shall be requested in compliance of Clause 3 and it shall be paid accordingly.

5. In the event of having a change in management scope and quantity during the business year, the service charge may be reviewed and adjusted.

6. In the event that the service performance reuired for company building management is inefficient while Hanaro Realty performing the outsourced management works, Hanaro may deduct the applicable amount from the monthly service charge and pay the difference.

7. For the settlement amount of the previous Clause, it may be added or subtracted from the service charge for the next month and pay.

ARTICLE 7 (REDUCTION OR RECOVERY OF CONTRACTED AMOUNT)

1. When there is an error or mistake in determining the Agreement amount after entering into the Agreement or even after performing the Agreement, Hanaro may deduct or recover the initial Agreement amount for the applicable amount.

2. In the event of a need for recovery under Clause 1, Hanaro may deduct the money from the other payment to be made to Hanaro Realty, and when there is no other payment to be made, Hanaro Realty shall pay directly to Hanaro upon receipt of notice to return.

3. When Hanaro Realty has an objection on the reduced amount or return notice under Clause 1 or Clause 2, it shall apply for an objection in writing to Hanaro within 7 days from the date of receiving the notice. If there is no objection within such period, Hanaro Realty shall be deemed as having no objection.

ARTICLE 8 (OBLIGATION TO COOPERATE)

Hanaro may frequently check or instruct in matters related to the company building management of Hanaro Realty and Hanaro Realty shall cooperate with such advice.

ARTICLE 9 (RESPONSIBILITY FOR MANAGEMENT AND DAMAGE COMPENSATION)

1. When there is an accident arising from the service performance, Hanaro Realty shall make a prompt response to prevent the expansion of damages and accidents and immediately report to Hanaro.

2. In the event that Hanaro Realty violates applicable laws and regulations and breaches this Agreement and causes losses on a third party, it shall bear all civil and/or criminal liability.

3. In the event Hanaro Realty subcontracts a part of the company building management to a third party pursuant to Article 5, any liability arising under Clause 1 or Clause 2 of this Article shall be jointly borne by Hanaro Realty and the sub-contractor.

ARTICLE 10 (NO ASSIGNMENT)

Hanaro Realty shall not assign nor provide for collateral its rights under this Agreement.

ARTICLE 11 (IMMUNITY)

Hanaro shall not take any responsibility for problems under applicable laws including the Labor Standard Act and others for the life, body and/or property loss of Hanaro Realty or its employees

ARTICLE 12 (KEEPING OF DOCUMENT)

1. The design and publication newly drafted during the performance of company building management under this Agreement shall belong to Hanaro, and the design and publication or its copy may be lent to Hanaro Realty as necessary for work.

2. In the event that Hanaro Realty discloses the design and publication or leaks confidential information thereto to incur damages to Hanaro, all responsibilities civilly or criminally shall be on Hanaro.

ARTICLE 13 (PROVIDING THE OFFICE FOR MANAGEMENT)

Hanaro shall provide an office, storage and other tools for the building management that Hanaro Realty is to use as Hanaro determines in its discretion, and Hanaro may adjust such provision as necessary.

ARTICLE 14 (MODIFICATION OF AGREEMENT)

1. In the event that the provisions of this Agreement require adjustment or change for management purpose and operation of Hanaro and Hanaro Realty, or generally needs to be amended, it may be amended by mutual agreement even during the period of this Agreement.

2. In the event of an amendment under Clause 1, the Agreement may be amended by executing an Addendum to the Agreement or its equivalent legitimate procedure.

ARTICLE 15 (INTERPRETATION)

When there is a question on the interpretation of the provision of this Agreement, it shall be resolved by reference to applicable laws or commercial custom or by agreement between Hanaro and Hanaro Realty.

To Witness the above Agreement, two sets of Agreement have been prepared, and after Hanaro and Hanaro Realty signed both sets, each shall keep a set.

_______________, 2003

[SEAL AFFIXED]
Hanaro Telecom, Inc.
1445-3 Seocho-dong, Seocho-gu, Seoul
Hanaro Telecom, Inc.
CEO: Shin Yun-sik

[SEAL AFFIXED]
Hanaro Realty Development & Management Co., Ltd.
470-9 Sindaebang-dong, Dongjak-gu, Seoul
Hanaro Realty Development & Management Co., Ltd.
CEO: Lim Yong-sam

                           SPECIAL TERMS OF AGREEMENT

1. Pursuant to Article 2, the work scope of outsourced management of Hanaro Realty shall be as follows.

---------------------------------------------------------------------------------------------------------------
                                                                                                     Gross Area
No.          Name of Station                           Location                                       (pyeong)
---------------------------------------------------------------------------------------------------------------
1        IDC                         1710-1 Seocho-dong, Seocho-gu, Seoul                              10,469
---------------------------------------------------------------------------------------------------------------
2        Ilsan IC                    726, 726-1 Janghang-dong, Ilsan-gu, Goyang-si,
                                     GyeonHanaroi-do                                                    9,909
---------------------------------------------------------------------------------------------------------------
3        Dongjak Comprehensive IC    470-9 Sidaebang-dong, Dongjak-gu, Seoul                            8,745
---------------------------------------------------------------------------------------------------------------
4        Honam Branch                1-11 Geumnam-ro 3-ga, Dong-gu, Gwangju                             4,008
---------------------------------------------------------------------------------------------------------------
5        Busan Branch                588-20 Yeonsan 4-dong, Yeonje-gu, Busan                            3,631
---------------------------------------------------------------------------------------------------------------
6        Gyeongbuk Branch            187-1 Samdeok-dong 2-ga, Jung-gu, Daegu                            2,969
---------------------------------------------------------------------------------------------------------------
7        Seongbuk IC                 3-1, 3-2, 3-7 Dongseon-dong 2-ga, Seongbuk-gu, Seoul               2,925
---------------------------------------------------------------------------------------------------------------
8        Chungcheong Branch          1171, 1172 Dunsan-dong, Seo-gu, Daejeon                            2,631
---------------------------------------------------------------------------------------------------------------
9        Anyang IC                   922-6,7 Pyeongchon-dong, Dongan-gu, Anyang-si,                     2,513
                                     GyeonHanaroi-do
---------------------------------------------------------------------------------------------------------------
10       Daejeon Jung-gu IC          75-3 Seonhwa-dong, Jung-gu, Daejeon                                2,286
---------------------------------------------------------------------------------------------------------------
11       Jeonju IC                   568-83, 84 Seonosong-dong, Deokjin-gu, Jeonju-si, Jeonbuk          1,988
---------------------------------------------------------------------------------------------------------------
12       Nam-ulsan IC                700-4 Sinjeong 1-dong, Nam-gu, Ulsan-si                            1,984
---------------------------------------------------------------------------------------------------------------
13       Suwon Paldal IC             153-2 Uman-dong, Paldal-gu, Suwon-si. GyeonHanaroi-do              1,871
---------------------------------------------------------------------------------------------------------------
14       Incheon Gyeyang IC          947-6 Gyesan-dong, Gyeyang-gu, Incheon                             1,835
---------------------------------------------------------------------------------------------------------------
15       Masan IC                    244-9 Seokjeon-dong, Hoewon-gu, Masan-si, Gyeongnam                1,495
---------------------------------------------------------------------------------------------------------------
16       Daegu Dalseo IC             1915-6 Songhyeon-dong, Dalseo-gu, Daegu                            1,478
---------------------------------------------------------------------------------------------------------------
17       Seodaemun IC                20-21, 22, 23 Changcheon-dong, Seodaemun-gu, Seoul                 1,302
---------------------------------------------------------------------------------------------------------------
18       Nowon IC                    731-4 SanHanaroye-dong, Nowon-gu, Seoul                            1,099
---------------------------------------------------------------------------------------------------------------
19       Wonju IC                    232-1 Jungang-dong, Wonju-si, Gangwon-do                           1,078
---------------------------------------------------------------------------------------------------------------
20       Daegu Suseong IC            4-2 Nobyeon-dong, Suseong-gu, Daegu                                  977
---------------------------------------------------------------------------------------------------------------
21       Uijeongbu IC                573-2 Uijeongbu-dong, Uijeongbu-si, GyeonHanaroi-do                  957
---------------------------------------------------------------------------------------------------------------
22       Suncheon IC                 90-1 Dongui-dong, Suncheon-si, Jeonnam                               930
---------------------------------------------------------------------------------------------------------------
23       Gwangju Hanam IC            1575-3 Usan-dong, Gwangsan-gu, Gwangju                               899
---------------------------------------------------------------------------------------------------------------
24       Mokpo IC                    929 Sang-dong, Mokpo-si, Jeonnam                                     882
---------------------------------------------------------------------------------------------------------------
25       Changwon IC                 301-6 Dogye-dong, Changwon-si, Gyeongnam                             819
---------------------------------------------------------------------------------------------------------------
26       Gimpo IC                    251-5 Sau-dong, Gimpo-si, GyeonHanaroi-do                            797
---------------------------------------------------------------------------------------------------------------
27       Suwon Jangan IC             627-7 Pajang-dong, Jangan-gu, Suwon-si, GyeonHanaroi-do              762
---------------------------------------------------------------------------------------------------------------
28       Cheongju IC                 1111 Uncheon-dong, Heungdeok-gu, Chungju-si, Chungbuk                736
---------------------------------------------------------------------------------------------------------------
29       Gimhae IC                   1098-5 Ubang-dong, Gimhae-si, Gyeongnam                              714
---------------------------------------------------------------------------------------------------------------
30       Cheonan IC                  1018, 1019 Seongjeong-dong, Cheonan-si, Chungnam                     645
---------------------------------------------------------------------------------------------------------------
31       Daejeon Seogu IC            1404 Gwanjeo-dong, Seo-gu, Daejeon                                   513
---------------------------------------------------------------------------------------------------------------
32       Jeonju Wansan IC            406-9, 10 Pyeonghwa 1-ga, Wansan-gu, Jeonju-si, Jeonbuk              452
---------------------------------------------------------------------------------------------------------------
33       Siheung Sihwa IC            1735-5 Jeongwang-dong, Siheung-si, GyeonHanaroi-do                   429
---------------------------------------------------------------------------------------------------------------
34       Namyangju IC                430-46, 427-32 Geumgok-dong, Namyangju-si, GyeonHanaroi-do           414
---------------------------------------------------------------------------------------------------------------
35       Daegu Chilgok IC            993-6 Taejeon-dong, Buk-gu, Daegu                                    361
---------------------------------------------------------------------------------------------------------------
Total                                                                                                  75,498
---------------------------------------------------------------------------------------------------------------

* Dongjak, Seongbuk and Nowon Information Center are owned by Hanaro

2. Following Section 2 of Article 3, the specific requests that Hanaro has for Hanaro Realty are as follows.

     A. Operation and Management pf Hanaro Telecom Dongjak Comprehensive IC/Ilsan IC Cafeteria

          (1) Establishment of cafeteria operation plan and operation staff (company) selection

          (2)  Decision on meal prices and cost settlement

     B. Operation and Management of Gallery/Rest area in the Hanaro Telecom company building

          (1)  Establishment of operation plan

          (2) Maintenance of cleanliness in interior environment of Gallery/Rest area

     C. Operation and Management of Physical Training Roof located in the Hanaro Telecom company building

          Management of the health equipment and maintenance of cleanliness indoors

          (1) Cooperation in using the physical training room and replace the expandable goods

     D. Management and operation of facilities located in the same area and such nearby areas that Hanaro requests

3. The unit price per pyeong and total amount following Clause 1 of Article 6 shall be determined as follows and the detailed information is as shown in the attached.

     A.   Works involving company building management

---------------------------------------------------------------------------------------------------
                                     Price per Pyeong          Annual amount of      Monthly amount
        Building Size          No.        (won)                 contract (won)            (won)
---------------------------------------------------------------------------------------------------
Over 5,000 pyeong               3        129,224                 3,725,398,696          310,449,891
---------------------------------------------------------------------------------------------------
Over 1,000 ~less than 5,000    16        173,190                 6,217,694,190          518,141,183
---------------------------------------------------------------------------------------------------
Less than 1,000                16        261,645                 2,953,187,115          246,098,926
---------------------------------------------------------------------------------------------------
Total                          35                               12,896,280,001        1,074,690,000
---------------------------------------------------------------------------------------------------

* The repair work, expandable goods, and oil and fuel costs excluded in the unit price per pyeong are settled in actual price

     B.   Work specially requested to Hanaro Realty of Clause 2 of Article 3

--------------------------------------------------------------------------------------------------
                                     Total nnual contract amount
  Work classification                           (won)                         Monthly amount (won)
--------------------------------------------------------------------------------------------------
Cafeteria in Dongjak                         186,895,551                          15,574,629
--------------------------------------------------------------------------------------------------
Dongjak Lounge                                23,551,026                           1,962,585
--------------------------------------------------------------------------------------------------
Cafeteria in Ilsan                           186,895,551                          15,574,629
--------------------------------------------------------------------------------------------------
Cafeteria in Honam Branch                    190,349,869                          15,862,488
--------------------------------------------------------------------------------------------------
Total                                        587,691,988                          48,974,331
--------------------------------------------------------------------------------------------------

* The additional expenses other than the above shall be calculated in actual cost.

4.   The classification for subscribing for insurance shall be as follows.

     A. Hanaro shall subscribe to the insurance on building, facility and all other equipment.

5. Hanaro Realty shall submit the report including the following by the 10th of the next month in applicable period.

     A.   Submitting work report of month/quarter/year

          (1)  Facility status: Equipment and facility status

          (2) Personnel management status: Employee and service personnel status

          (3) Repair and maintenance expense status: Repair and maintenance plan per each period and enforcement status

          (4) Other summarized report on performing the building management part

     B. Energy Use Rationalization Plan (Submitting the performance report of month/quarter/year)

          (1) Performance compared to implementation/plan for the saving plan related to electric charges

          (2)  Electricity safety management performance

          (3)  Performance analysis of using the water and heating expenses

Attachment: 1. Work Division and Expense Payment - 1 copy. End.

WORK DIVISION AND EXPENSE PAYMENT

1.   WORK DIVISION

----------------------------------------------------------------------------------------------------------------------------------
                                                                                 Work Classification
                                                                                 -------------------
Classification                                Content                            Consignor   Trustee             Remark
----------------------------------------------------------------------------------------------------------------------------------
Management       Setting        * Management expense plan
                 management     * Energy use plan
                 plan           * Repairing plan
----------------------------------------------------------------------------------------------------------------------------------
                 Management     * Budget and accounting                                                * Lease of each equity area
                 operation      * Energy management                                                    * Excluding the lease
                                * Energy management                                                    payment
                                * Management fees payment
                                * Management of tenant
----------------------------------------------------------------------------------------------------------------------------------
                 Management     * Building management standards                                        * Air conditioning,
                 standard       setting and performing                                                 electricity
                 setting and    - Facility management                                                  * Temperature and humidity
                 performing     - Cleaning management                                                  standard
                                - Supplement management                                                * Education and management
                                * Subcontract and outsourcing management                               * Facility management
                                * Construction management
----------------------------------------------------------------------------------------------------------------------------------
                 Surplus        * Taxes and dues
                 management     - Fire insurance (building)
                                - Other insurance premium
                                - Association fees
                                - Traffic contribution
                                - Environment contribution
                                - Property tax
                                - Aggregate land tax
                                - License tax
                                - Business premise tax
                                - Road use fees
----------------------------------------------------------------------------------------------------------------------------------
                 Material       * Material supply plan                                                 Inspection and
                 management     * Material purchase and proceed payment                                inventory check
                                * Material management
----------------------------------------------------------------------------------------------------------------------------------
                 Data           * Legal record management                                              Building and facilities
                 management     * Drawing management
                                * Manual management
                                * License/permit document management
----------------------------------------------------------------------------------------------------------------------------------
                 Contract       * Subcontract and performance                                          Cleaning, security and
                 management     * Defect processing                                                    other management
                                * Proceed payment
                                * Outsourcing contract management
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                 General        * Sign board management
                 management     * Facility ledger management
                                * Fire drill
                                * Various plancard management
                                * Tools, expandable goods, fixture
                                purchase/management
----------------------------------------------------------------------------------------------------------------------------------
Building         Security       * Access management
Management       management     * Security & key management
                                * Access card and system
                                * Security management and order
                                * Prevention of disaster and theft
                                of personnel, facility and goods
                                * Access control of goods
----------------------------------------------------------------------------------------------------------------------------------
                 Cleaning       * Cleaning                                                             * Separate expense
                 management     - General cleaning                                                     * Separate expense
                                - Special cleaning and special area cleaning
                                * Check on cleaning
                                * Waste disposal
                                - General waste cleaning
                                - Specific waste cleaning
----------------------------------------------------------------------------------------------------------------------------------
                 Sanitation     * Insect and mice control
----------------------------------------------------------------------------------------------------------------------------------
                 Landscaping    * Planting and moving trees                                            Separate expense
                 management     * Trimming, fertilizing and
                                soiling of trees and plants
----------------------------------------------------------------------------------------------------------------------------------
Facility         Electricity    * Operating monitor for
management                      transformer and voltage control
                                * Emergency power (generator)
                                * Regular inspection and
                                repairing of electric facility
----------------------------------------------------------------------------------------------------------------------------------
                 Equipment      * Facility management and                                              * Indoor temperature and
                                operation of cooling and heating                                       humidity
                                * Water supply
                                * Purifier management
                                * Risk management (gasoline, gas)
----------------------------------------------------------------------------------------------------------------------------------
                 Construction   * A/S tile repair                                                      * Excluding construction
                                * Window and access door repair                                        * Partial repair
                                * TEX repair                                                           * Outsourcing
                                * Painting
----------------------------------------------------------------------------------------------------------------------------------
                 BAS            * Enter into contract for repair and
                                maintenance and outsourcing repair management
                                if necessary
                                * BAS operation and management
----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                 Disaster       * Fire facility and operation monitoring                               * Excluding NAFS-III gas
                 Prevention     * Broadcasting facility (in-company)
                                * Fire service management
                                * Fire-extinguisher
----------------------------------------------------------------------------------------------------------------------------------
                 E/L            * Elevator and parking device                                          * Elevator facility
                                check and emergency action                                             inspection and repair
                                * Subcontract and contract performance
----------------------------------------------------------------------------------------------------------------------------------
Construction     Construction   * Annual construction plan                                             * Classification of
management       work           * Construction supervision                                             construction and repair is
                                * Construction access                                                  determined in advance by
                                * Construction company safety management                               mutual stipulation
                                * Defect processing
----------------------------------------------------------------------------------------------------------------------------------
Energy           Power, fuel,   * Confirm the used volume
management       gas, water     * Amount calculation
                                * Imposition of charges
                                * Payment of charges
----------------------------------------------------------------------------------------------------------------------------------
Other            Government     * Work performance and report
Management       affairs        submission on government
                                * Processing government complaints
                                * Government affairs
                                - Legal qualification, appointment, dismissal
                                - Other government affairs
----------------------------------------------------------------------------------------------------------------------------------

2. PAYMENT OF EXPENSES

----------------------------------------------------------------------------------------------------------------------------------
                                                                                 Work Classification
                                                                                 -------------------
Classification                       Content                                     Consignor   Trustee              Remark
----------------------------------------------------------------------------------------------------------------------------------
Travel and           * Inter-city transportation expense
transportation       * Domestic business trip
expense              * Others
-----------------------------------------------------------------------------------------------------------------------------------
Communication        * Tel. Charge for building management
expense              * Mail charge for building management
                     * Other

-----------------------------------------------------------------------------------------------------------------------------------
Water and            * Electricity                                                                     * Separate payment per share
utilities            - electricity charge                                                              * Separate payment per share
                     - power industry contribution                                                     * Separate payment per share
                     - TV subscription                                                                 * Separate expense
                     - generator oil charge
                     * Gas bill
                     * Water charge
                     * Oil and fuel
                     - Fuel proceed
                     -Other
-----------------------------------------------------------------------------------------------------------------------------------
Taxes and dues       * Taxes and dues                                                                  * Classified per share owned
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                     - Fire insurance (building)
                     - Other insurance premium
                     - Association fees
                     - Traffic contribution
                     - Environment contribution
                     - Resident tax
                     - Property tax
                     - Aggregate land tax
                     - License tax
                     - Business premise tax
                     - Stamp tax
                     - Road use fees
-----------------------------------------------------------------------------------------------------------------------------------
Lease payment        * Building and others                                                             * Area used
                     * Equipment and fixture, etc.                                                     * Limited to the owned
                     * Other                                                                           portion
-----------------------------------------------------------------------------------------------------------------------------------
Repair and           * Construction expenses for facility                                              * Expenses separate
maintenance          repair and improvement                                                            * Separate outsourcing and
expenses             - Ordering and replacement work                                                   cost separate
                     - Subcontract and outsourcing                                                     * Expenses separate
                     - Other
                     * Facility Repair and Maintenance Materials
                     - Expandable repair material
                     - Other
-----------------------------------------------------------------------------------------------------------------------------------
Printing expenses    * Printing expenses for forms including                                           * Separate drawing copy
                     management ledger                                                                 expense
                     * Other
-----------------------------------------------------------------------------------------------------------------------------------
Payment fees and     * Various legal regular inspection fees                                           * Separate outsourcing
transportation and   - Regular inspection fee for electric facility                                    * Separate outsourcing
storage expenses     - Regular inspection fee for elevator                                             * Separate outsourcing
                     - Regular inspection fee for parking device
                     - Regular inspection fee/ pressure machine disassembly                            * Separate outsourcing
                     - Other
                     * Various legal safety inspection fees
                     - Gas facility safety inspection fees
                     - Boiler safety inspection fees
                     - Other
                     * Fees to measure the atmospheric air
                     - Fees to measure the water quality
                     - Fees for various research and survey
                     - Special area security service charge
                     * Waste disposal fees
                     - General waste processing fee
                     - Special waste processing fee
                     * Facility related transportation or storage fee
-----------------------------------------------------------------------------------------------------------------------------------
Vehicle management   * Gas and oil cost
                     * Maintenance and management expense
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                     - Vehicle lease charge
                     - Automobile exemption following vehicle insurance
                     - Vehicle repair expense including expandable goods
                     - Other maintenance and management expenses and others
-----------------------------------------------------------------------------------------------------------------------------------
Expandable goods     * Expandable goods for office and for computer                                    * Cost separate
                     - Expandable goods for office and computer                                        * Cost separate
                     - Expandable goods for managing the trust asset
                     - Other
                     * Expandable goods for building management
                     - Electricity, facility, maintenance, prevention work
                     - Cost not included on the above
                     - Other
-----------------------------------------------------------------------------------------------------------------------------------
Outsourcing          *Service charge for electric safety management
expenses             * Service charge for elevator management
                     * Service charge for parking device management
                     * Service charge for purifier management
                     * Service charge for fire service management
                     * Service charge for sanitation management
                     * Service charge for landscaping management
                     * Service charge for cleaning purifier
                     * Service charge for cleaning water tank
                     * Service charge for cleaning outside wall and glass
                     * Boiler washing work
                     * Cooling and heating unit washing
                     * Air conditioning and fan coil washing
                     * Generator repairing work
                     * Turbo coolant filter/oil replacement
                     * Other
-----------------------------------------------------------------------------------------------------------------------------------
Tools and            * Tools and fixtures                                                              * Limited to the owned
depreciation         - Tools for management                                                            portion
expenses             - Measurer for management
                     - Fixture for management
                     - Other
-----------------------------------------------------------------------------------------------------------------------------------